Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

Neptune Insurance Holdings Inc.

Table 1: Newly Registered Securities

Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Class A common stock, par value $0.00001 per share	(1)	Other	8,925,000	$5.79	$51,675,750.00	0.0001531	$7,911.56
Equity	Class A common stock, par value $0.00001 per share	(2)	Other	6,123,333	19.00	116,343,327.00	0.0001531	17,812.16
Equity	Class A common stock, par value $0.00001 per share	(3)	Other	1,484,444	$16.15	$23,973,770.60	0.0001531	$3,670.38

Total Offering Amounts:						$191,992,847.60		29,394.10
Total Fee Offsets:								0.00
Net Fee Due:								$29,394.10

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Offering Note(s)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Class A common stock, $0.00001 par value per share (the “Class A common stock”), of Neptune Insurance Holdings Inc. (the “Registrant”) that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Class A common stock.

Represents 8,925,000 shares of Class A common stock issuable upon the exercise of outstanding stock options (“Pre-IPO Awards”) originally granted under the Registrant’s Amended and Restated 2025 Stock Plan (the “Pre-IPO Plan”). The Pre-IPO Plan was terminated prior to the effectiveness of the Registrant’s Registration Statement on Form S-1 initially filed with the Securities and Exchange Commission on September 22, 2025 (File No. 333-289995) (the “IPO Registration Statement”).

Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act on the basis of the weighted average exercise price for outstanding stock option awards of $5.79 per share (rounded up to the nearest cent) as of the date of this Registration Statement.
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Class A common stock, $0.00001 par value per share (the “Class A common stock”), of Neptune Insurance Holdings Inc. (the “Registrant”) that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Class A common stock.

Represents 6,123,333 shares of Class A common stock reserved for future issuance under the Registrant’s 2025 Equity Incentive Plan (the “2025 Plan”). The following shares of Class A common stock shall continue to be available under the 2025 Plan for issuance pursuant to future awards under the 2025 Plan: (i) to the extent an award under the 2025 Plan (a “2025 Plan Award”) or Pre-IPO Award should expire or be forfeited or become unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an exchange program, the unissued shares of Class A common stock that were subject thereto; (ii) any shares of Class A common stock which are retained by the Registrant upon exercise of a 2025 Plan Award or Pre-IPO Award in order to satisfy the exercise or purchase price for such 2025 Plan Award or Pre-IPO Award or any withholding taxes due with respect to such 2025 Plan Award or Pre-IPO Award; and (iii) shares of Class A common stock issued under the 2025 Plan or any Pre-IPO Award and later forfeited to the Registrant due to the failure to vest or repurchased by the Registrant at the original purchase price paid to the Registrant for the shares of Class A common stock.

Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act. The fee is based on a price of $19.00 per share of Class A common stock, which is the midpoint of the estimated price range per share of Class A common stock for the Registrant’s initial public offering of Class A common stock pursuant to the IPO Registration Statement.
(3)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Class A common stock, $0.00001 par value per share (the “Class A common stock”), of Neptune Insurance Holdings Inc. (the “Registrant”) that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Class A common stock.

Represents 1,484,444 shares of Class A common stock reserved for future issuance under the Registrant’s 2025 Employee Stock Purchase Plan.

Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act. The fee is based on a price of $16.15 per share of Class A common stock, which is the midpoint of the estimated price range per share of Class A common stock for the Registrant’s initial public offering of Class A common stock pursuant to the IPO Registration Statement, multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the ESPP.